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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Definitive Proxy Statement
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PETER KIEWIT SONS’, INC.

(Name of Registrant as Specified In Its Charter)

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     Peter Kiewit Sons’, Inc. (the “Company”), a Delaware corporation, made the following press release today regarding an issuer tender offer by the Company to exchange all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company for interests in the Peter Kiewit Sons’, Inc. Employee Ownership Plan in connection with a proposed going-private transaction. This press release is being filed concurrently with the fourth amendment (“Amendment No. 4”) to the Tender Offer Statement and Rule 13E-3 Transaction Statement under cover of Schedule TO, originally filed with the Securities and Exchange Commission on October 11, 2007 and previously amended on October 23, 2007, November 14, 2007 and November 21, 2007.
     The press release is set out below in its entirety:
Contact:
Peter Kiewit Sons’, Inc.
Kent Grisham
(402) 943-1338
kent.grisham@kiewit.com
FOR IMMEDIATE RELEASE
PETER KIEWIT SONS’, INC. ANNOUNCES AMENDMENT AND EXTENSION OF OFFER TO EXCHANGE AND INTENT TO ADJOURN SPECIAL MEETING
Peter Kiewit Sons’, Inc. to Extend Offer to Exchange Until December 28, 2007
OMAHA, Nebraska, November 28, 2007 — Peter Kiewit Sons’, Inc. (the “Company”) today announced that it will amend its previously-announced tender offer for outstanding shares of common stock of the Company and extend the expiration of that offer. The Company soon will distribute to its stockholders a supplement to the previously distributed proxy statement and offer-to-exchange materials more fully explaining the change, which is being made in response to Securities and Exchange Commission (the “SEC”) comments. The exchange offer and withdrawal rights will now expire at 12:00 midnight, Eastern Time, on December 28, 2007.
The Company previously offered to its employees and directors and employees of its controlled subsidiaries the opportunity to exchange all outstanding shares of the Company’s common stock held by them for interests to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”). The Company will now amend the offer to exchange to open it to all holders of Company common stock. The offer to exchange is conditioned, among other things, upon the adoption of the Plan and approval of the amendment to and restatement of the restated certificate of incorporation (the “Certificate”) of the Company, both of which will require the affirmative approval of holders of four-fifths of the shares of common stock issued and outstanding as of the record date set for the special meeting of the stockholders.
The extension of the exchange offer will allow newly-eligible stockholders the opportunity to review all of the offer-to-exchange materials. As of 12:00 noon (Omaha time), Tuesday, November 27, 2007, based on a preliminary count by the Stock Registrar of the Company, 18,162,487 shares of common stock have been tendered and not withdrawn, which represented approximately 92% of the issued and outstanding shares of common stock of the Company and approximately 99% of the shares of common stock of the Company owned by initially eligible stockholders.
Peter Kiewit Sons’, Inc. to Adjourn Special Meeting of Stockholders Until December 28, 2007
The Company also announced that at the special meeting of stockholders to be held on November 28, 2007, the Company intends to adjourn the special meeting until December 28, 2007 at 9:30 a.m., local time at the Company’s corporate headquarters at Kiewit Plaza, Omaha, Nebraska. The meeting is being adjourned to provide Company stockholders time to consider the supplemental information related to the amendment to the offer to exchange and definitive proxy statement. The record date for stockholders entitled to vote at the special meeting remains October 11, 2007. Stockholders that have previously voted may change their vote, but need not vote again.
Company stockholders are encouraged to read the definitive proxy statement, the offer to exchange, the Plan and all other materials related to the proposed exchange offer, and any supplemental update or amendment thereto, in their entirety as such documents provide, among other things, a detailed discussion of the proposed transaction and the proposals to be voted upon by the stockholders.
Company stockholders are reminded that their vote is important. Because adoption of the Plan and approval of the amendment to and restatement of the Certificate requires the affirmative vote of the holders of four-fifths of the outstanding shares of Common Stock, the failure to vote will have the same effect as a vote against the Plan and the amendment to and restatement of the Certificate.
About Peter Kiewit Sons’, Inc.
Peter Kiewit Sons’, Inc. is one of North America’s largest and most respected construction and engineering organizations and is the successor to a construction business founded in 1884. Headquartered in Omaha, Nebraska, the employee-owned company operates through a network of subsidiaries in the United States and Canada. The Company offers construction and engineering services in a variety of sectors including transportation, buildings, water and power, underground facilities, industrial, oil and gas facilities, mining and offshore facilities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that involve expectations or intentions (such as those related to the offer to exchange), which are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. These statements are only predictions and forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our stockholders; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 30, 2006.
Additional Information About the Special Meeting and Offer to Exchange and Where to Find It
The Company filed a definitive proxy statement and other relevant materials in connection with the proposed offer to exchange. On October 23, 2007, the definitive proxy statement, including an annex setting forth the terms of the offer to exchange, was mailed to Company stockholders of record as of the close of business on October 11, 2007, and a supplement to the definitive proxy statement and the annex thereto setting forth the terms of the offer to exchange was sent to Company stockholders on November 21, 2007. Stockholders of the Company are urged to read the definitive proxy statement, the supplements thereto (including the coming supplement described in the first paragraph of this press release) and the other relevant materials, all of which contain important information about the proposals and the offer to exchange. The definitive proxy statement, the supplements thereto and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by contacting Douglas Obermier, Stock Registrar at (402) 342-2052.
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